Exhibit 10.2

Execution Version

COMMON STOCK PURCHASE AGREEMENT

BY AND BETWEEN

REATA PHARMACEUTICALS, INC.

AND

BXLS V – River  L.P.

AND

BXLS FAMILY INVESTMENT PARTNERSHIP (CYM) V- ESC L.P.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

TABLE OF CONTENTS

Article I. DEFINITIONS	1
Section 1.01	Definitions1
Article II. SALE AND PURCHASE	4
Section 2.01	Sale and Purchase4
Section 2.02	Consideration4
Section 2.03	Closing4
Section 2.04	Joint and Several Obligations4
Article III. REPRESENTATIONS AND WARRANTIES OF REATA PHARMACEUTICALS, INC.	5
Section 3.01	Authority5
Section 3.02	Capitalization and Valid Issuance of Purchased Shares5
Section 3.03	Reata SEC Documents6
Section 3.04	Independent Registered Public Accounting Firm6
Section 3.05	No Material Adverse Effect7
Section 3.06	Litigation7
Section 3.07	No Contravention7
Section 3.08	Approvals7
Section 3.09	Investment Company Status7
Section 3.10	Offering7
Section 3.11	Certain Fees8
Section 3.12	Internal Controls and Procedures8
Section 3.13	No Undisclosed Liabilities8
Section 3.14	No Undisclosed Events or Circumstances8
Article IV. REPRESENTATIONS AND WARRANTIES OF BXLS	8
Section 4.01	Authority8
Section 4.02	Investment9
Section 4.03	Accredited Investor Status9
Section 4.04	Receipt of Information9
Section 4.05	Restricted Securities9
Section 4.06	Certain Fees9
Section 4.07	Reliance Upon BXLS’s Representations and Warranties10
Section 4.08	Residence10
Section 4.09	Legend10
Article V. COVENANTS	10
Section 5.01	Taking of Necessary Action10
Section 5.02	Facilitation of Sales Pursuant to Rule 14411
Section 5.03	Registration Rights11

i

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Article VI. CLOSING CONDITIONS	14
Section 6.01	Conditions to the Closing14
Section 6.02	Reata Deliveries16
Section 6.03	BXLS Deliveries16
Article VII. INDEMNIFICATION, COSTS AND EXPENSES	17
Section 7.01	Indemnification by Reata17
Section 7.02	Indemnification by BXLS18
Section 7.03	Indemnification Procedure18
Article VIII. MISCELLANEOUS	19
Section 8.01	Survival of Provisions19
Section 8.02	No Waiver; Modifications in Writing19
Section 8.03	Binding Effect; Assignment20
Section 8.04	Notices20
Section 8.05	Removal of Legend21
Section 8.06	Amendments; No Waiver22
Section 8.07	Severability22
Section 8.08	Entire Agreement23
Section 8.09	Counterparts23
Section 8.10	Construction23
Section 8.11	Termination23

Exhibits

Exhibit AReata Officer’s Certificate

Exhibit BOpinion of Reata Counsel

ii

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, dated as of June 10, 2020 (this “Agreement”), is entered into by and between REATA PHARMACEUTICALS, INC., a Delaware corporation (“Reata”), BXLS V – River L.P., (“BXLS V”), a limited partnership organized and existing under the laws of Delaware, and BXLS Family Investment Partnership (CYM) V – ESC L.P., a limited partnership organized and existing under the laws of Delaware (together with BXLS V, collectively, “BXLS” and each, a “BXLS Entity”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, pursuant to that certain Development and Commercialization Funding Agreement, dated as of the date hereof (the “Development Agreement”), Reata has agreed to sell to BXLS, and BXLS has agreed to purchase from Reata, an aggregate of 340,793 shares  of Class A common stock of Reata, par value $0.001 per share (the “Purchased Shares”), in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article I.
DEFINITIONS

Section 1.01Definitions

.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” against a Person means any lawsuit, action, proceeding, investigation or complaint before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to a specified Person, a business entity, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means ownership of 50% or more of the voting interest in the applicable Person, and in the case of a partnership, control of the general partner.

“Agreement” has the meaning specified in the introductory paragraph.

“Business Day” means a day that is not a Saturday, Sunday or a U.S. federal holiday.  For the avoidance of doubt, solely with respect to any notice or other communication required to be given or delivered hereunder, limitations on the operations of commercial banks due to the outbreak of a contagious disease, epidemic or pandemic (including COVID-19), or any quarantine, shelter-in-place or similar or related directive, will not prevent a day that would otherwise be a Business Day hereunder from so being a Business Day.

“BXLS” has the meaning specified in the introductory paragraph.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

“BXLS Material Adverse Effect” means any material adverse effect on (i) the ability of BXLS to carry out its business as of the date of this Agreement or to meet its obligations under the Operative Documents on a timely basis or (ii) the ability of BXLS to consummate the transactions under any Operative Document.

“BXLS Related Parties” shall have the meaning specified in Section 7.01.

“Class A Common Stock” shall have the meaning specified in Section 3.02(a).

“Class B Common Stock” shall have the meaning specified in Section 3.02(a).

“Common Share Price” shall have the meaning specified in Section 2.02.

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means, with respect to a particular Person, the country, state, county, city and political subdivisions in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Reata or any of its Property or BXLS.

“Indemnified Party” shall have the meaning specified in Section 7.03.

“Indemnifying Party” shall have the meaning specified in Section 7.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“LTIP” means the Second Amended and Restated Long-Term Incentive Plan of Reata Pharmaceuticals, Inc.

“NASDAQ” means The NASDAQ Stock Market LLC.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

“Operative Documents” means, collectively, this Agreement, and any and all other agreements or instruments executed and delivered by the Parties hereunder or thereunder, or any amendments, supplements, continuations or modifications thereto.

“Parties” means Reata and BXLS.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” shall have the meaning specified in Section 2.02.

“Purchased Shares” has the meaning specified in the introductory paragraph.

“Preferred Stock” shall have the meaning specified in Section 3.02(a).

“Reata” has the meaning specified in the introductory paragraph.

“Reata Financial Statements” means the financial statement or statements described or referred to in Section 3.03.

“Reata Material Adverse Effect” means any material adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of Reata, measured against those assets, liabilities, financial condition, business, operations or affairs reflected in the Reata SEC Documents filed with the Commission prior to the date of this Agreement, (ii) the ability of Reata, to carry out its business as of the date of this Agreement or to meet its obligations under the Operative Documents on a timely basis, or (iii) the ability of Reata to consummate the transactions under any Operative Document.

“Reata SEC Documents” shall have the meaning specified in Section 3.03.

“Registration Expenses” means all expenses incident to Reata’s performance under or compliance with this Agreement to effect the registration of the reoffer and resale of the Purchased Shares on the Registration Statement pursuant to Section 5.03(a), including, without limitation, all registration, filing, and securities exchange listing fees, all registration, filing, qualification and other fees and expenses of complying with securities or “Blue Sky” laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes, the fees and disbursements of counsel and independent public accountants for Reata, and the fees and reasonable disbursements of counsel for BXLS, but excluding taxes on any resale of the Purchased Shares.

“Registration Statement” shall have the meaning specified in Section 5.03.

“Registration Statement End Date” means [***].

“Registration Statement Start Date” means [***].

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers, members and other representatives of such Person.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” has the meaning specified in Rule 405 of the rules and regulations promulgated under the Securities Act.

“Underwritten Offering” means an offering (including an offering pursuant to a registration statement filed with the Commission) which may require Reata to engage in marketing efforts, enter into agreements with banks or broker dealers, or deliver comfort letters or negative assurances letters, including, without limitation, an offering in which shares of Class A Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.

Article II.
SALE AND PURCHASE

Section 2.01Sale and Purchase

.  Subject to the terms and conditions hereof, Reata hereby agrees to issue and sell to each BXLS Entity, and each BXLS Entity hereby agrees to purchase from Reata, the Purchased Shares set forth opposite such entity’s name on Schedule of Investors, and each BXLS Entity agrees to pay Reata the Common Share Price for such Purchased Shares.

Section 2.02Consideration

.  The amount per Purchased Share that BXLS will pay to Reata to purchase each share of Class A Common Stock (the “Common Share Price”) shall be $146.7169385, for an aggregate purchase price of $50,000,105.62 (the “Purchase Price”).

Section 2.03Closing

.  Subject to the terms and conditions hereof, including satisfaction or waiver of the applicable conditions set forth in Article VI, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place on the Closing Date (as defined in the Development Agreement) or such other date as mutually agreed by the Parties (the date of such closing, the “Closing Date”) via electronic exchange of the Operative Documents and the closing deliverables contemplated hereby and thereby against wireless transfer of immediately available funds. Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken or documents executed or delivered until all have been taken, executed or delivered.

Section 2.04Joint and Several Obligations

.  The obligations of each BXLS Entity under any Operative Document are joint and several with the obligations of any other BXLS Entity.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Article III.
REPRESENTATIONS AND WARRANTIES OF REATA PHARMACEUTICALS, INC.

Reata represents and warrants to BXLS as follows:

Section 3.01Authority

.

(a)Reata is a corporation duly formed, legally existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct the businesses in which it is currently engaged, and Reata is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Reata Material Adverse Effect.

(b)Reata has the requisite corporate power and authority to enter into the Operative Documents and, assuming due authorization, execution and delivery by BXLS, the Operative Documents constitute, or will constitute, legal and valid obligations binding upon Reata, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(c)Reata is not a party to any agreement that would prevent it from fulfilling its obligations under the Operative Documents or that otherwise conflicts with the provisions of the Operative Documents, in each case in any material respect.

Section 3.02Capitalization and Valid Issuance of Purchased Shares

.

(a)The authorized capital stock of Reata consists of (i) 100,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), (ii) 500,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), and (iii) 150,000,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”). As of the close of business on June 9, 2020, there were (i) 28,183,552 shares of Class A Common Stock outstanding, (ii) 5,058,319 shares of Class B Common Stock outstanding, (iii) no shares of Preferred Stock outstanding, (iii) 4,807,293 shares of Class B Common Stock issuable upon the exercise of outstanding stock options issued as of June 9, 2020, pursuant to the LTIP or stand-alone option agreements, and (iv) 73,701 shares of Class B Common Stock issuable upon vesting of restricted stock units issued pursuant to the LTIP.

(b)There are no preemptive rights or other similar rights with respect to the Purchased Shares; and none of the outstanding shares of capital stock of Reata have been issued in violation of any preemptive or similar rights of any security holder.

(c)Except as described or disclosed in the Reata SEC Documents, Reata has no equity compensation plans that contemplate the issuance of shares of Class A Common Stock or Class B Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock). No indebtedness having the right to vote (or

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

convertible into or exchangeable for securities having the right to vote) on any matters on which Reata’s stockholders may vote is issued or outstanding. Except as described or disclosed in the Reata SEC Documents there are no outstanding (i) securities or obligations of Reata convertible into or exchangeable for any capital stock of Reata, (ii) warrants, rights or options to subscribe for or purchase from Reata any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of Reata to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(d)The Purchased Shares have been duly authorized by Reata and, when issued and delivered to BXLS against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any and all liens, encumbrances, security interests, equities, charges or claims and restrictions on transfer, other than restrictions on transfer under applicable state and federal securities Laws and other than such liens, encumbrances, security interests, equities, charges or claims as are created by BXLS.

(e)Reata’s currently outstanding shares of Class A Common Stock are listed on the NASDAQ. Reata is not in violation of the listing requirements of the NASDAQ and has no knowledge of any facts that are reasonably expected to lead to delisting or suspension of its Class A Common Stock from the NASDAQ in the foreseeable future.

Section 3.03Reata SEC Documents

.  Reata has timely filed with the Commission all reports, schedules and statements required to be filed by it under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in the twelve months preceding the date of this Agreement (all such documents filed on or prior to the date of this Agreement, collectively the “Reata SEC Documents”).  The Reata SEC Documents, at the time filed  (except to the extent corrected by a subsequently filed Reata SEC Document filed prior to the date of this Agreement), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act. Reata’s audited or unaudited financial statements and any notes thereto or schedules included therein (the “Reata Financial Statements”), at the time filed with the Reata SEC Documents, (x) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (y) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (z) together with the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Reata as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

Section 3.04Independent Registered Public Accounting Firm

. Ernst & Young LLP, which has certified certain financial statements of Reata, is an independent public accounting firm with respect to Reata within the applicable rules and regulations adopted by the Commission and

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

the Public Company Accounting Oversight Board (United States) and as required by the Exchange Act.

Section 3.05No Material Adverse Effect

.  Except for the transactions contemplated by this Agreement and the Development Agreement, since March 31, 2020 to the date of this Agreement, there has been no (i) event or occurrence that has had or would reasonably be expected to have a Reata Material Adverse Effect, (ii) acquisition or disposition of any material asset by Reata or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in Reata’s accounting principles, practices or methods, or (iv) incurrence of material indebtedness.

Section 3.06Litigation

.  As of the date hereof, except as set forth in the Reata SEC Documents, there is no Action pending or, to the knowledge of Reata, threatened against Reata or any of its respective officers, directors or Properties, which would, individually or in the aggregate, reasonably be expected to have a Reata Material Adverse Effect or which challenges the validity of this Agreement, the other Operative Documents or the Development Agreement, or which would reasonably be expected to adversely affect or restrict Reata’s ability to consummate the transactions contemplated by the Operative Documents or the Development Agreement.

Section 3.07No Contravention

. The execution, delivery and performance by Reata of the Operative Documents have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of Reata’s organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any lien or encumbrance under, or require any payment to be made under (i) any contractual obligation to which Reata is a party or affecting Reata, or the properties of Reata or any Subsidiary, or (ii) any order, injunction, writ or decree of any governmental authority or any arbitral award to which Reata or its property is subject; or (c) violate any applicable Law, except in the case of this Section 3.07(b) and (c) with respect to any conflict, breach, violation, or payment, to the extent that such conflict, breach, violation, or payment would not, individually or in the aggregate, reasonably be expected to have a Reata Material Adverse Effect.

Section 3.08Approvals

.  No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by Reata of any of the Operative Documents, except (a) such as have been obtained, (b) such as have been made or as may be required under the Exchange Act or under state or foreign securities or “Blue Sky” laws, or (c) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Reata Material Adverse Effect.

Section 3.09Investment Company Status

.  Reata is not, and after giving effect to the transactions contemplated by the Operative Documents will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Section 3.10Offering

.  Assuming the accuracy of the representations and warranties of BXLS contained in this Agreement, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither Reata nor, to the knowledge of Reata, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.11Certain Fees

.  No fees or commissions will be payable by BXLS to brokers, finders, or investment bankers engaged by Reata or its Affiliates with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.12Internal Controls and Procedures

. Reata maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 and Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures were effective at the reasonable assurances level as of the latest date of management’s evaluation of such disclosure controls and procedures as set forth in the Reata SEC Documents to ensure that all material information required to be disclosed by Reata in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission. Reata maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP.

Section 3.13No Undisclosed Liabilities

. Reata does not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on Reata’s balance sheet (including the notes thereto) in conformity with GAAP and are not disclosed in the Reata SEC Documents, other than (a) those incurred in the ordinary course of Reata’s business since March 31, 2020, (b) those which, individually or in the aggregate, do not or would not reasonably be expected to have a Reata Material Adverse Effect, and (c) those arising under the Operative Documents or the Development Agreement.

Section 3.14No Undisclosed Events or Circumstances

. Except for the transactions contemplated by this Agreement and the Development Agreement, no event or circumstance has occurred or exists with respect to Reata or its business, properties, operations or financial condition, which, under applicable Law has required public disclosure or announcement by Reata but which has not been so publicly disclosed or announced and which event or circumstance, individually or in the aggregate, would have a Reata Material Adverse Effect.

Article IV.
REPRESENTATIONS AND WARRANTIES OF BXLS

Each BXLS Entity, jointly and severally, represents and warrants to Reata as follows:

Section 4.01Authority

.

(a)Such BXLS Entity has the requisite limited liability company power and authority to enter into the Operative Documents and, assuming due authorization, execution and

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

delivery by Reata, the Operative Documents constitute, or will constitute, legal and valid obligations binding upon such BXLS Entity, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(b)Such BXLS Entity is not a party to any agreement that would prevent it from fulfilling its obligations under the Operative Documents or that otherwise conflicts with the provisions of the Operative Documents, in each case in any material respect.

Section 4.02Investment

. Such BXLS Entity represents and warrants to, and covenants and agrees with, Reata that the Purchased Shares are being acquired for its own account, not as a nominee or agent, and with no intention of distributing the Purchased Shares or any part thereof, and that such BXLS Entity has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States of America or any State, without prejudice, however, to such BXLS Entity’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such BXLS Entity should in the future decide to dispose of any of its Purchased Shares, such BXLS Entity understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, or in the manner contemplated by any registration statement pursuant to which such securities are being offered, and that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.03Accredited Investor Status

. Such BXLS Entity is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act and by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.04Receipt of Information

. Such BXLS Entity has (i) had access to the Reata SEC Documents, (ii) has had access to Reata’s electronic data room associated with the transactions contemplated by this Agreement and the Development Agreement, and (iii) has been provided a reasonable opportunity to ask questions of and receive answers from Representatives of Reata regarding the business and operations of Reata.

Section 4.05Restricted Securities

. Such BXLS Entity understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from Reata in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such BXLS Entity represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Section 4.06Certain Fees

. No fees or commissions will be payable by Reata to brokers, finders, or investment bankers engaged by such BXLS Entity or its Affiliates with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.07Reliance Upon BXLS’s Representations and Warranties

. Such BXLS Entity understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that Reata is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such BXLS Entity set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such BXLS Entity to purchase the Purchased Shares.

Section 4.08Residence

. Such BXLS Entity is a resident only of the state of Massachusetts for purposes of applicable securities or “Blue Sky” laws of the states of the United States.

Section 4.09Legend

. Such BXLS Entity understands that the book entry evidencing the Purchased Shares will bear substantially the following legend:

These securities have not been registered under the Securities Act of 1933 (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.

Article V.
COVENANTS

Section 5.01Taking of Necessary Action

. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.  Without limiting the foregoing, Reata shall use its commercially reasonable efforts to make all filings and obtain all consents of any Governmental Authority that may be necessary or, in the reasonable opinion of the other party, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents, and shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

exemption for or to qualify the Purchased Shares for sale to BXLS under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the BXLS on or prior to the Closing Date. Reata shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 5.02Facilitation of Sales Pursuant to Rule 144

. For one year following the Closing Date, Reata shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144)  to the extent required from time to time to enable BXLS to sell the Purchased Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 5.03Registration Rights

. From the Registration Statement Start Date until the Registration Statement End Date:

(a)Reata shall use commercially reasonable efforts to register the reoffer and resale of the Purchased Shares by BXLS under the Securities Act on a continuous basis on a Registration Statement on Form S-3 (as may be supplemented or amended, the “Registration Statement”) within [***] after Reata’s public disclosure of all material non-public information (i) that is required to be disclosed in the Registration Statement and (b) that the board of directors or the Chief Executive Officer of Reata reasonably determines (a “Delay Determination”) that the disclosure of which at the time would, absent the delay provided by this Section 5.03(a), require disclosure of material information that Reata has a bona fide business purpose for preserving as confidential, including the status of its current discussions with the FDA regarding the regulatory pathway for the use of bardoxolone methyl in the treatment of patients with chronic kidney disease caused by Alport syndrome (CARDINAL trial) and the use of omaveloxolone for the treatment of patients with Friedreich’s ataxia (MOXIe trial), and to cause the Registration Statement to be declared effective by the Commission, if applicable. For avoidance of doubt, such registration may be done by way of Reata filing a prospectus supplement to the base prospectus contained in Reata’s registration statement on Form S-3 (Reg. No. 333-226289) under Rule 424 of the Securities Act, provided that such registration statement is then effective under the Securities Act. In the event of a Delay Determination, Reata shall as promptly as practicable (and thereafter, as long as such Delay Determination remains in effect, on the same day of the month as the original Delay Determination was made, or if no such day exists in such month, on the last day of such month) certify to BXLS that a Delay Determination has been made and, upon written request by BXLS, provide details of the circumstances then existing which shall have resulted in the Delay Determination (or the continuation of same, as the case may be). In the event that Registration Statement on Form S-3 is not available for the registration of the resale of Purchased Shares, Reata shall (i) register the resale of the Purchased Shares on another appropriate form reasonably acceptable to BXLS and (ii) undertake to register the Purchased Shares on Form S-3 promptly after such form is available, provided that Reata shall maintain the effectiveness of the Registration Statement until such time as a Registration Statement on Form S-3 covering the Purchased Shares has been declared effective by the Commission. The “Plan of Distribution” relating to BXLS which is included in the Registration Statement shall not include distribution through an Underwritten

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Offering, and Reata’s management shall not be required to participate in a roadshow or similar marketing effort in connection with any offering.

(b)Reata shall use commercially reasonable efforts to (i) keep the Registration Statement continuously effective under the Securities Act until the Registration Statement End Date, and (ii) avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of a Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Purchased Shares for sale in any jurisdiction, as soon as practicable. Reata shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective until the Registration Statement End Date; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 under the Securities Act; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide BXLS true and complete copies of all correspondence from and to the Commission relating to the Registration Statement that pertains to BXLS as “Selling Stockholders” but not any comments that would result in the disclosure to BXLS of material and non-public information concerning Reata; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Purchased Shares covered by the Registration Statement; provided, however, that BXLS shall be responsible for the delivery of the relevant prospectus to the persons to whom BXLS sells any of the Purchased Shares (including in accordance with Rule 172 under the Securities Act), and BXLS agrees to dispose of Purchased Shares in compliance with the “Plan of Distribution” for BXLS described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of Reata filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, Reata shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission within [***] of when the Exchange Act report which created the requirement for Reata to amend or supplement such Registration Statement was filed.

(c)Not less than [***] prior to the filing of the Registration Statement, if applicable, or any prospectus or any amendment or supplement thereto related to BXLS (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports or supplements made to update for any such report), Reata shall (i) furnish to BXLS copies of such Registration Statement, prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of BXLS (it being acknowledged and agreed that if BXLS does not object to or comment on the aforementioned documents within such [***] then BXLS shall be deemed to have consented to and approved the use of such documents) and (ii) use commercially reasonable efforts to cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of BXLS, to conduct a reasonable investigation within the meaning of the Securities Act. Reata shall not file any registration statement under the Securities Act or amendment or supplement thereto in a form to which BXLS

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

reasonably objects in good faith, provided that, Reata is notified of such objection in writing within the [***].

(d)Until the Registration Statement End Date, Reata shall notify BXLS (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than [***] prior to such filing) and (if requested by any such person) confirm such notice in writing no later than [***] following the day: (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies Reata whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (in which case Reata shall provide to BXLS true and complete copies of all comments that pertain to BXLS as a “Selling Stockholder” or to the “Plan of Distribution” for BXLS and all written responses thereto, but not information that Reata believes would constitute material and non-public information); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or a prospectus contained therein or for additional information that pertains to BXLS as “Selling Stockholders” or the “Plan of Distribution” for BXLS; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) of the receipt by Reata of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Purchased Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus contained therein or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, such prospectus or other documents so that, in the case of the Registration Statement or such prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading, provided that, any and all such information shall remain confidential to BXLS until such information otherwise becomes public, unless disclosure by BXLS is required by law; and provided, further, that notwithstanding BXLS’s agreement to keep such information confidential, BXLS makes no acknowledgement that any such information is material, non-public information; provided, further, that Reata may not postpone or suspend the effectiveness of the Registration Statement under this Section 5.03(d) for more than [***].

(e)If requested by BXLS, Reata shall furnish to BXLS, without charge, at least one conformed copy of the Registration Statement and each amendment thereto and all exhibits to the extent requested by BXLS (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that Reata shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

(f)Prior to any resale of Purchased Shares by BXLS, Reata shall use its commercially reasonable efforts to register or qualify or cooperate with BXLS in connection with the registration or qualification (or exemption from the registration or qualification) of the Purchased Shares for the resale by BXLS under the securities or Blue Sky laws of such jurisdictions within the United States as BXLS reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective until the Registration Statement End Date, and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Purchased Shares covered by each Registration Statement; provided, that Reata shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject Reata to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g)If requested by BXLS, Reata shall cooperate with BXLS to facilitate the timely preparation and delivery of the evidence of ownership representing Purchased Shares to a transferee pursuant to the Registration Statement, which evidence shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Purchased Shares to be in such denominations and registered in such names as BXLS may reasonably request.

(h)BXLS shall furnish to Reata such information regarding BXLS, and the resale of the Purchased Shares under the Registration Statement, as Reata may reasonably request in writing and as shall be required in connection with the Registration Statement. With respect to information regarding BXLS furnished in writing to Reata by BXLS expressly for use in the Registration Statement, or to the extent that such information relates to BXLS or BXLS’s proposed method of distribution of the Purchased Shares and was reviewed and approved in writing by BXLS expressly for use in the Registration Statement, BXLS shall promptly notify Reata upon knowledge of the happening of any event as a result of which the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in such Registration Statement or documents incorporated therein by reference, in the light of the circumstances under which a statement is made); provided, that, any and all such information shall remain confidential to Reata until such information otherwise becomes public, unless disclosure by Reata is required by law.

(i)Reata shall pay all Registration Expenses incurred by Reata or BXLS.

Article VI.
CLOSING CONDITIONS

Section 6.01Conditions to the Closing

.

(a)Mutual Conditions.  The obligation of each Party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

(i)no Law shall have been enacted or promulgated, and no Action shall have been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; and

(ii)there shall not be pending any suit, Action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b)BXLS’s Conditions.  The respective obligation of BXLS to consummate the purchase of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by BXLS in writing, in whole or in part, to the extent permitted by applicable Law):

(i)Reata shall have performed and complied with the covenants and agreements contained in this Agreement and the Development Agreement that are required to be performed and complied with by Reata on or prior to the Closing (including, for avoidance of doubt, the condition in Section 4.2.2.2 of the Development Agreement shall have been satisfied);

(ii)the representations and warranties of Reata contained in this Agreement that are qualified by materiality or Reata Material Adverse Effect shall be true and correct when made and as of the Closing and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing  (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)no notice of delisting from the NASDAQ shall have been received by Reata with respect to the Class A Common Stock;

(iv)the Class A Common Stock shall not have been suspended by the Commission or the NASDAQ from trading on the NASDAQ nor shall suspension by the Commission or the NASDAQ have been threatened in writing by the Commission or the NASDAQ;

(v)no Reata Material Adverse Effect shall have occurred after the date of this Agreement and be continuing; and

(vi)Reata shall have delivered, or caused to be delivered, to BXLS at the Closing, Reata’s closing deliveries described in Section 6.02 of this Agreement.

(c)Reata’s Conditions.  The obligation of Reata to consummate the sale of the Purchased Shares to BXLS shall be subject to the satisfaction on or prior to the Closing of the following conditions (which may be waived by Reata in writing, in whole or in part, to the extent permitted by applicable Law):

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

(i)BXLS shall have performed and complied with the covenants and agreements contained in this Agreement and the Development Agreement that are required to be performed and complied with by BXLS on or prior to the Closing Date;

(ii)the representations and warranties of BXLS contained in this Agreement that are qualified by materiality or BXLS Material Adverse Effect shall be true and correct when made and as of the Closing and all other representations and warranties shall be true and correct in all material respects when made and as of the Closing, in each case as though made at and as of the Closing  (except that representations made as of a specific date shall be required to be true and correct as of such date only);

(iii)no BXLS Material Adverse Effect shall have occurred and be continuing; and

(iv)BXLS shall have delivered, or caused to be delivered, to Reata at the Closing, BXLS’s closing deliveries described in Section 6.03 of this Agreement.

Section 6.02Reata Deliveries

.  At the Closing, subject to the terms and conditions of this Agreement, Reata will deliver, or cause to be delivered, to BXLS:

(a)Evidence of the Purchased Shares credited to book-entry accounts for BXLS or their custodian maintained by the transfer agent of Reata, bearing the legend or restrictive notation set forth in Section 4.09, free and clear of all Liens, other than transfer restrictions under applicable federal and state securities laws;

(b)The Officer’s Certificate, dated the Closing Date, substantially in the form attached to this Agreement as Exhibit A.

(c)A certificate of the Secretary or Assistant Secretary of Reata, certifying as to (1) Reata’s Thirteenth Amended and Restated Certification of Incorporation (including a certification that same is then in effect unamended), (2) Reata’s Second Amended and Restated Bylaws (including a certification that same is then in effect unamended), (3) board resolutions (i) authorizing the execution and delivery of the Operative Documents and (ii) the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (4) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers;

(d)An opinion addressed to BXLS from Vinson & Elkins L.L.P., legal counsel to Reata, dated the Closing, in substantially the form of opinion attached to this Agreement as Exhibit B;

(e)A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that Reata is in good standing; and

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

(f)A receipt, dated the Closing Date, executed by Reata to the effect that Reata has received the Purchase Price for the Purchased Shares.

Section 6.03BXLS Deliveries

.  At the Closing, subject to the terms and conditions of this Agreement, BXLS will deliver, or cause to be delivered, to Reata:

(a)Payment to Reata of the Purchase Price by wire transfer(s) of immediately available funds to an account designated by Reata in writing at least two (2) Business Days (or such shorter period as shall be agreeable to all Parties hereto) prior to the Closing.

Article VII.
INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01Indemnification by Reata

.

(a)Reata agrees to indemnify BXLS, their respective Affiliates, investors and their respective members, officers, directors, employees and agents (collectively, “BXLS Related Parties”) from, and hold each of them harmless against, any and all Actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter (“Losses”) that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of Reata contained herein, provided such claim for indemnification relating to a breach of a representation or warranty is made prior to the expiration of such representation or warranty, and provided further, that no BXLS Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages, and provided further that the aggregate dollar amount of indemnification payable by Reata pursuant to this Section 7.01(a) shall not exceed [***].

(b)Reata shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the BXLS Related Parties from and against any and all Losses, as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by Reata of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except insofar as (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding BXLS furnished in writing to Reata by BXLS expressly for use therein, or to the extent that such information relates to BXLS or BXLS’s proposed method of distribution of the Purchased Shares

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

and was reviewed and approved in writing by BXLS expressly for use in the Registration Statement, such prospectus or such form of Prospectus or in any amendment or supplement thereto or (B) to the extent that any such Losses arise out of BXLS’ failure to send or give a copy of the prospectus or supplement (as then amended or supplemented) related to the Registration Statement, if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Purchased Shares to such person if such statement or omission was corrected in such prospectus or supplement. Reata shall notify BXLS promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Agreement of which Reata is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a BXLS Related Party and shall survive the transfer of the Purchased Shares by BXLS. In no event shall the aggregate dollar amount of indemnification payable by Reata pursuant to this Section 7.01(b) exceed [***].

Section 7.02Indemnification by BXLS

.

(a)BXLS agrees to indemnify Reata, its Affiliates and its and their respective officers, directors, employees and agents (collectively, “Reata Related Parties”) from, and hold each of them harmless against, any and all Losses incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of BXLS contained herein, provided such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties, and provided further, that no Reata Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

(b)BXLS shall indemnify and hold harmless the Reata Related Parties from and against all Losses arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any related prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent that such untrue statements or omissions are contained in any information regarding BXLS furnished in writing to Reata by BXLS expressly for use therein or (ii) to the extent that such information relates to BXLS or its proposed method of distribution of Purchased Shares and was reviewed and approved in writing by BXLS expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of BXLS hereunder be greater in amount than the dollar amount of the net proceeds received by BXLS upon the sale of the Purchased Shares giving rise to such indemnification obligation.

Section 7.03Indemnification Procedure

.  Promptly after any Reata Related Party or BXLS Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any Action or proceeding by a third

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such Action or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known.  The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control.  Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party.  After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense and employ counsel or (B) if the defendants in any such Action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such Action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.  Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party.

Article VIII.
MISCELLANEOUS

Section 8.01Survival of Provisions

.  The representations and warranties set forth in this Agreement shall survive for a period of twelve (12) months following the Closing regardless of any investigation made by or on behalf of Reata or BXLS, except for those set forth in Sections 3.01, 3.02(a), 3.02(d), 3.08, 3.10 and 3.11, which shall survive indefinitely for duration of the relevant statute of limitations.  The covenants made in this Agreement or any other Operative Document shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

obligations of Reata and BXLS and the provisions of Article VII shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the Parties, regardless of any purported general termination of this Agreement.

Section 8.02No Waiver; Modifications in Writing

.

(a)Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the original signatories hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by Reata from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Reata in any case shall entitle Reata to any other or further notice or demand in similar or other circumstances.

Section 8.03Binding Effect; Assignment

.

(a)No Third Parties. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement, and their respective successors and permitted assigns.

(b)Assignment. All or any portion of BXLS’s Purchased Shares purchased pursuant to this Agreement may be sold, assigned or pledged by BXLS, subject to compliance with applicable securities laws and Section 5.01 of this Agreement. All or any portion of the rights but not the obligations of BXLS under this Agreement may be transferred to any Affiliate of BXLS but may not otherwise be transferred by BXLS without the prior written consent of Reata.

Section 8.04Notices

.  Any notice or other communication required or permitted to be given by either Party under this Agreement will be in writing and will be effective when delivered if delivered by fax, e-mail, hand, reputable courier service, or five (5) days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the other Party at the following addresses or such other address as may be designated by notice pursuant to this Section:

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

(a)	If to BXLS:
BXLS V – River L.P.
c/o Blackstone Life Sciences
101 Main Street
Suite 1210
Cambridge, MA 02142
Attention: [***]
email: [***]

with copies to:

Blackstone Life Sciences – Legal Department
101 Main Street
Suite 1210
Cambridge, MA 02142
Attention: [***]
email: [***]

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304-1018
Attention: Michael O’Donnell
email: MichaelODonnell@MoFo.com

(b)	If to Reata: Reata Pharmaceuticals, Inc.
5320 Legacy Drive
Plano, TX 75024
Attention: Chief Financial Officer
email: manmeet.soni@reatapharma.com

with copies to: Reata Pharmaceuticals, Inc.
5320 Legacy Drive
Plano, TX 75024
Attention: Chief Legal Officer
email: mike.wortley@reatapharma.com

Cooley LLP
101 California Street, 5th Floor
San Francisco, MA 94111-5800
Attention: Mischi a Marca
email: gmamarca@cooley.com

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201 Attention: Robert L. Kimball email: rkimball@velaw.com or to such other address as Reata or BXLS may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile or electronic mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery. Consistent with this provision, for all notices or other communication required or permitted to be given under this Agreement to or from BXLS, BXLS V shall act as the representative for both BXLS Entities.

Section 8.05Removal of Legend

.

(a)  In connection with a sale of Purchased Shares by BXLS in reliance on Rule 144, BXLS and its broker shall deliver to the transfer agent and Reata a customary seller’s and broker’s representation letter providing to the transfer agent and Reata any information Reata deems reasonably necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that BXLS is not an affiliate of Reata (as defined in Rule 144) and regarding the length of time the Purchased Shares have been held. Upon receipt of such representation letter, Reata shall cause any restrictive legends with respect to the Purchased Shares (including the legend referred to in Section 4.09) to be removed, including promptly directing its transfer agent to remove the notation of such restrictive legend in BXLS’s book-entry account maintained by the transfer agent for such sold Purchased Shares and, if reasonably requested by BXLS, causing counsel to Reata to issue an opinion to such transfer agent authorizing the removal of such restrictive legends.

(b)At such time as BXLS is permitted to sell all the Purchased Shares pursuant to Rule 144 without volume or manner of sale restrictions and without the requirement that Reata comply with the reporting requirements of Rule 144(c)(i) (or any similar provision then in effect), and upon delivery by BXLS and its broker of customary seller’s and broker’s representation letters providing to the transfer agent and Reata any information Reata deems reasonably necessary to determine that the future sale of the Purchased Shares shall be made in compliance with Rule 144, including, as may be appropriate, a certification that BXLS is not an affiliate of Reata (as defined in Rule 144) and regarding the length of time the Purchased Shares have been held, Reata shall promptly direct its transfer agent to remove the notation of a restrictive legend in BXLS’s book-entry account maintained by the transfer agent for all the Purchased Shares, including the legend referred to in Section 4.09.

(c)Upon completion of the registration of the resale of the Purchased Shares pursuant to a prospectus under an effective registration statement, Reata shall promptly direct its transfer agent to remove the notation of a restrictive legend in BXLS’s book-entry account

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

maintained by the transfer agent for all Purchased Shares, including the legend referred to in Section 4.09.

Section 8.06Amendments; No Waiver

.  Unless otherwise specified herein, no amendment, supplement, or modification of this Agreement will be binding on either Party unless it is in writing and signed by both Parties. No delay or failure on the part of a Party in the exercise of any right under this Agreement or available at law or equity will be construed as a waiver of such right, nor will any single or partial exercise thereof preclude any other exercise thereof. All waivers must be in writing and signed by the Party against whom the waiver is to be effective. Any such waiver will constitute a waiver only with respect to the specific matter described in such writing and will in no way impair the rights of the Party granting such waiver in any other respect or at any other time.

Section 8.07Severability

.  If any provision (or portion thereof) of this Agreement is determined by a court or arbitration to be unenforceable as drafted by virtue of the scope, duration, extent, or character of any obligation contained herein, it is the Parties’ intention that such provision (or portion thereof) will be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under such applicable Law. The Parties will enter into whatever amendment to this Agreement as may be necessary to effectuate such purposes.

Section 8.08Entire Agreement

.  This Agreement, along with the Operative Documents, contains the entire understanding of the Parties and supersedes, revokes, terminates, and cancels any and all other arrangements, understandings, agreements, term sheets, or representations and warranties, whether oral or written, between the Parties relating to the subject matter of this Agreement.

Section 8.09Counterparts

.  This Agreement will be executed in two (2) counterparts, one (1) for either Party, which, taken together, will constitute one and the same agreement. This Agreement will not be binding on the Parties or otherwise effective unless and until executed by both Parties. This Agreement and any Operative Document may be delivered by any Party by facsimile or other electronic transmission.

Section 8.10Construction

.   This Agreement has been negotiated by the Parties and their respective counsel. This Agreement will not be construed in favor of or against either Party by reason of the authorship of any provisions hereof.

Section 8.11Termination

.

(a)Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by mutual agreement of the Parties.

(b)Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing:

(i)if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any Action shall have been taken by any Governmental

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal; or

(ii)if the Development Agreement is terminated prior to the Closing other than based on BXLS’s failure to pay the BXLS Development Payment (as defined in the Development Agreement) at or prior to the Closing.

(c)Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing, if BXLS shall have failed to pay the BXLS Development Payment (as defined in the Development Agreement) as required under the Development Agreement, provided, for avoidance of doubt, that all conditions under Sections 4.2.1 and 4.2.2 of the Development Agreement shall have been satisfied as of the date that Reata elects to exercise its right under this Section 8.11(c).

(d)In the event of the termination of this Agreement as provided in Section 8.11, this Agreement shall forthwith become null and void.  In the event of such termination, there shall be no liability under this Agreement on the part of any party hereto, except as set forth in Article VII of this Agreement; provided that nothing herein shall relieve any party from any liability or obligation under this Agreement with respect to any willful breach of this Agreement.

[Signature pages follow.]

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

REATA PHARMACEUTICALS, INC.

By:	/s/ Manmeet S. Soni
Name:	Manmeet S. Soni
Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President

Signature Page to Common Stock Purchase Agreement

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

BXLS V – RIVER L.P.

By: Blackstone Life Sciences Advisors L.L.C. on

Behalf of BXLS V – River L.P.

By:	/s/ Robert Liptak
Name:	Robert Liptak
Title:	Authorized Person

BXLS FAMILY INVESTMENT PARTNERSHIP (CYM) V – ESC L.P.

By: Blackstone Life Sciences V (CYM) AIV GP L.P.

By: BXLS V L.L.C., its general partner

By:	/s/ Robert Liptak
Name:	Robert Liptak
Title:	Authorized Person

Signature Page to Common Stock Purchase Agreement

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit A

Reata Officer’s Certificate

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Exhibit B

Opinion of Reata Counsel

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].

Schedule of Investors

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Specific terms in this Exhibit have been redacted because such terms are both not material and would likely cause competitive harm to the Company if publicly disclosed. These redacted terms have been marked in this Exhibit with three asterisks [***].